SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):NOVEMBER 7, 2005

ARTCRAFT V, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	000-50818
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

Baimang Checking Station 1st Building South

Mountain Xili Town, Shenzhen, China

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(775)27653497

(ISSUER TELEPHONE NUMBER)

(FORMER NAME AND ADDRESS)

===============================================================

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE MERGER AGREEMENT

On November 7, 2005 (the “Effective Date”), pursuant to a Stock Purchase Agreement and Share Exchange (the “Agreement”) by and among Artcraft V, Inc., a Delaware corporation (“Artcraft”) and Top Interest International Limited (“Top Interest”). Artcraft purchased all of the outstanding shares of Top Interest for a total of 10,000,000 shares of Artcraft common stock to Top Interest. Pursuant to the agreement, Top Interest became a wholly owned subsidiary of Artcraft.

ITEM 2.01 COMPLETION OF MERGER OR DISPOSITION OF ASSETS

Pursuant to the Agreement, Artcraft purchased all of the outstanding shares of Top Interest for a total of 10,000,000 shares of Artcraft’s common stock and Top Interest became a wholly owned subsidiary of Artcraft. The following sets forth the business plan of Top Interest:

Top Interest owns 70% Shenzhen Xin Kai Yuan Information Consulting Co., Ltd which operates 188Info (http://www.188info.com/), a professional information searching platform that categorizes the information it provides based on geographical boundaries. Shenzhen Xin Kai Yuan Information Consulting Co., Ltd provides a number of services including information search engine, online web application and image designing, digital network service, online market research, online promotion and advertising services, and query searches for both individuals and businesses.

188Info has a strong reputation among Shenzhen residents. Many Shenzhen residents use 188 Info to publish and search for information.

188Info enjoys several competitive advantages including innovative information categorization, sophisticated product and service categorization. For example, 188Info’s categories include career services, real estate, lodging accommodations, transportation, computer networking, communications electronics, furniture, gifts and apparel, printing presses, and other businesses. Information is presented in a variety of ways to enhance readability.

188Info has adopted a rapid development plan and has succeeded in becoming one of the major information websites for Chinese in a relatively short time period. 188Info has achieved its success on the basis of a modest initial investment.

In 2005, Top Interest will continue to promote 188Info in an effort to expand its usefulness among Chinese citizens. The Company’s plans include:

•	Further promotion of 188Info and development of related websites to attract a younger demographic and achieve one million hits on a daily basis.
•	Promotion of a commercials exchange among various industries
•	Establishment of a community information service in Shenzhen by cooperating with communities
•	Publication of yellow pages in Shenzhen

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On November 7, 2005, pursuant to the Agreement, Artcraft agreed to issue a total of 10,000,000 shares of the Company’s common stock to Top Interest in exchange for all of the outstanding shares of Top Interest. These shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the Top Interest had the necessary investment intent as required by Section 4(2) since the Top Interest shareholders agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements of Business Acquired.

Financial Statements of the Business Acquired have been filed with this Form 8K

(b)	Pro Forma Financial Information.

Pro Forma Financial Statements of the Business Acquired have been filed with this Form 8K.

(c)	Exhibits.

10.1	Stock Purchase Agreement and Share Exchange dated November 7, 2005 between Artcraft V, Inc. and Top Interest International Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTCRAFT V, INC.

By:	/s/ Li Te Xiao
Li Te Xiao
President

Dated: November 11, 2005